Exhibit 10.5

[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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WORK STATEMENT NO. 01

THIS WORK STATEMENT NO. 01 (“96901 DMSA WS01”) is dated as of November 9, 2016 (“Effective Date”) by and between CMC ICOS BIOLOGICS, INC. (“CMC”) and CYTODYN INC., a Delaware corporation (“Customer”), and upon execution will be incorporated into and governed by the terms and conditions of the Development and Manufacturing Services Agreement between Customer and CMC dated November 9, 2016 (the “Agreement”). Capitalized terms used in this Work Statement but not otherwise defined will have the same meanings as set forth in the Agreement.

Customer engages CMC to provide the Services, as follows.

1.	API/Drug Substance and Product.

CytoDyn’s PRO 140 is a fully humanized IgG4 monoclonal antibody directed against CCR5, a molecular portal that HIV uses to enter T-cells. PRO 140 is being developed by CytoDyn as an HIV therapeutic. PRO 140 was designated a fast track product candidate by the FDA in 2006. CytoDyn has filed a request for Breakthrough Therapy Designation with the FDA and in July 2016 initiated its first Ph3 clinical trial with PRO 140. For additional information on PRO 140, see http://www.cytodyn.com/drug-pipeline/pro-140

2.	Services. CMC will provide the following Services to Customer:

The specific Services to be conducted by CMC, estimated timelines, and stage duration are described in the attached Proposal 96901v08: Process Transfer, Validation and Manufacturing for CytoDyn’s PRO140, dated October 20, 2016

3.	Facility. The Services described above will be rendered at the following facility of CMC:

CMC Biologics

22021 20th Ave SE

Bothell, WA 98021

USA.

4.	Customer Materials. Customer will provide to CMC the following materials to be used by CMC to perform the Services within 7 days after signature of this Work Statement:

•	Materials requirements are detailed in the attached Proposal, Stage 2 – Project Information Transfer, pgs 15-16.

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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5.	Product Specific Equipment.

Customer shall pay CMC an estimated [*] to procure the following product specific equipment:

○	GE AKTA Process, max flow 2,000 L / hour

○	GE AxiCHrom, set of 1x 80cm and 2x 60cm columns

The equipment described above shall be owned by CMC and shall be retained by CMC at the end of the Term.

6.	CMC Representatives.

•	Tony F. Weighous

Director, Business Development

Phone: 858-344-6998

Email: tweighous@cmcbio.com

•	Tracy Kinjerski

Senior Director, Business Development

Phone: 717-642-5291

Email: tkinjerski@cmcbio.com

7.	Customer Representative.

•	Nitya Ray PhD

Senior Vice President, Manufacturing

Phone: 360-980-8524

Email: nray@cytodyn.com

8.	Compensation. The total compensation due CMC for Services under this Work Statement is [*] provided however, that the parties may agree to an adjustment to the total compensation if CMC is able to use process validation data that has already been generated by Customer or another third party and the scope of Services of Part C is reduced. CMC will invoice Customer for all amounts due under this Work Statement. Such amounts will be invoiced in United States Dollars to the attention of Tracie L. Melchoir, CPA, Director of Accounting. The Invoice Schedule will be maintained and issued periodically by the Project Manager. All undisputed payments will be made by Customer within thirty (30) days after issue of an invoice by CMC. Payments will be made in United States Dollars.

9.	Payments Due on Signature of Work Statement.

•	Upon signature of this Work Statement, CMC will invoice Customer in the amount of [*]. The amount that make up this invoice are detailed on pg 13 of the attached Proposal and are comprised of:

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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○	50% of the Price of each Stage commencing in the first three months of the project;

○	25% GMP facility reservation fee for each manufacturing batch performed in the first 12 months after signature of this Work Statement; and

○	10% of the total price of Development Stages commencing in the first three months of the project as the Development General Materials flat fee.

10.	Incidental Fees.

(a) Storage Fees for Deliverables

•	Product storage fee will be [*] plus insurance or as otherwise agreed by the parties through an amendment of this Work Statement.

(b) Storage Fee for Documents

•	The offsite long term document storage fee will be a minimum of [*], depending on the volume of documents stored, plus insurance or as otherwise agreed by the parties through an amendment of this Work Statement.

○	Storage of GMP records is provided for under the Quality Agreement ([*]). For reference: CMC’s records retention policy calls for storage as related to production (executed batch records, QC testing data, and ancillary documentation) to be kept onsite in CMC’s archives for two years plus the current year and then be transferred to offsite long term storage for the duration of the retention period.

○	For documents not covered under the Quality Agreement, storage beyond two years plus the current year will be at the Customer’s discretion. If the client choses to send them to the off-site long-term storage used by CMC, the storage fee will be as above. Otherwise, the documents will be shipped to the Customer at the Customer’s expense.

(c) Handling Fee for Shipments

•	As provided under “Explanation of Additional Costs” on pg 12 of the attached Proposal, CMC Biologics will invoice CytoDyn on a monthly basis for any packing, shipping and handling charges (handling charges are $500 inside USA and $1,000/outside USA).

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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•	As agreed by the parties, simple shipments of a few samples, for example to an outside test facility, will be charged a reduced rate.

(d) External Analysis Costs

•	As provided under “Explanation of Additional Costs” on pg 12 of the attached Proposal, external testing and other external costs will be invoiced as specified in the Agreement, i.e. at vendor’s list price plus a handling charge of [*].

(e) Raw Materials

As provided under “Explanation of Additional Costs” on pgs 11 - 12 of the attached Proposal:

•	Development General Materials’ costs shall be covered by a flat [*] fee applied to the price of the applicable stage. For clarity, Development General Materials include all the elementary chemicals and laboratory raw materials that are typically required in the process of biological development and used outside of the GMP area (including, but not limited to, kits, reagents, tubing, single-use bags, pipettes, salts etc.). Development General Material’ costs may be invoiced to CytoDyn up to sixty (60) days in advance of the commencement of the applicable Stage.

•	Development Specific Materials include specific raw materials that are unique to CytoDyn’s project and will be necessary for work performed outside of CMC Biologics’ GMP areas. Development Specific Materials shall be invoiced at the purchase price plus a handling charge of [*]. An initial estimated invoice may be sent to CytoDyn sixty (60) calendar days prior to start of the relevant Stage. A complete detailed invoice setting out any additional payment required by CytoDyn or that a credit is due CytoDyn shall be sent on completion of the Stage.

•	A General Manufacturing Consumables Fee of [*] will be invoiced in advance of all Manufacturing Stages.

•	Manufacturing Materials listed on the Bill of Materials shall be invoiced at the purchase price plus a handling charge of [*]. An initial estimated invoice will be sent to CytoDyn sixty (60) calendar days prior to start of the relevant Stage. A complete detailed invoice setting out any additional payment required by CytoDyn or that a credit is due to CytoDyn shall be sent on completion of the Stage.

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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○	Estimated bill of materials may be invoiced 60 days in advance of the Commencement Date. Raw materials that must be ordered with longer lead times may be invoiced upon placement of the order by CMC and CytoDyn agrees to pay such invoices in accordance with the terms of the Agreement.

○	Resin estimates are based on the following assumptions: 5.0 g/L titer, 50 g/L resin capacity and a cost of [*]. The number of cycles may be increased based on development and characterization data.

◾	The assumption that columns can be loaded to 50 g/L capacity will be tested and verified at CMC. Resin costs will increase if 50 g/L capacity is not feasible.

(f) Travel Expenses

•	As provided under “Explanation of Additional Costs” on pg 12 of the attached Proposal, necessary travel and related costs will be passed through to CytoDyn and will be consistent with CMC Biologics’ internal travel policy.

(g) Other Fees

•	As provided under “Explanation of Additional Costs” on pg 12 of the attached Proposal, out of scope work, if requested by CytoDyn and agreed with CMC Biologics, will be invoiced at [*] per FTE hour.

11.	Assumptions.

The activities outlined in this Work Statement are based on the following assumptions:

•	The scope of the studies, estimated timelines and prices quoted are provided based on the information provided by Customer. More detailed discussions may be required to determine the scope of such program, which may subsequently have an impact on the timelines and prices quoted.

•	Hazardous or raw materials of animal origin are not used in the process.

•	The estimated timelines and cost will be re-negotiated in good faith between CMC and Customer if Process changes or investments in equipment are realized during the project.

All terms and conditions of the Agreement will apply to this Work Statement. In the event of any conflict between this Work Statement and the terms of the Agreement, the terms of the Agreement will control.

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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[Signatures on next page]

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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IN WITNESS WHEREOF the parties have caused this Work Statement No. 01 to be executed by their respective representatives duly authorized as of the day and year first above written.

WORK STATEMENT AGREED TO AND ACCEPTED BY:

CYTODYN INC.		CMC ICOS BIOLOGICS, INC.

By	/s/ Nader Pourhassan	By	/s/ Gustavo Mahler

Nader Pourhassan		Dr. Gustavo Mahler, PhD

Title:	President & CEO	Title	President & CEO

Date	11-10-2016 | 21:04 EST	Date	11-10-2016 | 23:54 PST

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[*Confidential Treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [*], has been filed separately with the Securities and Exchange Commission.]

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APPENDIX 1

(Proposal stages to be included)

All terms and conditions of the Agreement will apply to this Work Statement. In the event of any conflict between this Work Statement and the terms of the Agreement, the terms of the Agreement will control.

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